UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

CINJET, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52446	20-8609439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 129 Carson City, Nevada 89706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 770-2017

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 23, 2015, Solis Tek Inc., a California corporation (the “ Company” or “Solis Tek" or “STI”), entered into an Agreement of Merger and Plan of Reorganization (the “Agreement”) with the Registrant, Cinjet, Inc., a Nevada corporation (“Parent” or “Cinjet”), and CJA Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Merger Agreement was approved by the Company’s Board of Directors (the “Board”) and the sole Director of Parent. Effective June 23 2015.  The Agreement is referred to herein as the “Merger Agreement”. The Merger closed on June 23, 2015.

At the effective time of the Merger, each share of STI common stock issued and outstanding immediately prior to the effective time of stockholders who have properly exercised and perfected appraisal rights under California law) was converted automatically into the right to receive .166 shares of common stock of Parent with an aggregate of 4,364,500 shares issued to the shareholders of STI.

Upon the Closing of the Merger we cancelled 10,245,334 shares of common stock held by certain of our pre-closing stockholders for no consideration for the purpose of making our capitalization more attractive to future equity investors.  Also at the Closing of the Merger: (a) STI paid $198,100 to Cinjet for Cinjet to pay all of the current liabilities of Cinjet. Prior to the Closing, certain creditors of Cinjet, who were owed a total of $340,822 as of March 31, 2015, had agreed they would accept a total of $115,822 and the issuance of 29,166 shares of Cinjet common stock in full satisfaction of Cinjet's obligation to those creditors; and (b)  STI paid a total of $22,500 to four (4) shareholders of Cinjet, (including $20,000 to the controlling shareholder of Cinjet) for the cancellation of a total of 10,245,334 shares of Cinjet common stock.

Following the completion of the transactions contemplated by the Merger Agreement, 4,925,333 shares of common stock are issued and outstanding.

At the Closing of the Merger, Diane Button resigned as the sole officer and agreed to resign as a director of Parent 10 days after a Schedule 14f-1 is filed with the Securities & Exchange Commission, and the following persons were appointed to serve in the capacities noted:

Name	Position

Alan Lien	Director, Chairman of the Board, Secretary, and Treasurer

Alvin Hao	Director, President and Chief Operating Officer

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and is incorporated herein by reference.

The shares of Parent’s common stock issued to former holders of STI's common stock in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares of common stock and warrants contain a legend stating the restrictions applicable to such securities.

Changes Resulting from the Merger.  Cinjet intends to carry on STI’s business as its sole line of business.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. STI is the acquirer for financial reporting purposes and Cinjet is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of STI and will be recorded at the historical cost basis of STI, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Cinjet and STI, historical operations of STI and operations of Cinjet from the closing date of the Merger.

Tax Treatment; Small Business Issuer.   The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, on June 23, 2015, the Company acquired Solis Tek, Inc. in a merger transaction. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the reverse acquisition transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the such Exchange Act upon consummation of the transaction.

Since we were a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form. Please note that the information provided below relates to the combined enterprises after the acquisition of Solis Tek Inc., except that information relating to periods prior to the date of the reverse acquisition only relate to Solis Tek, Inc., unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Solis Tek Inc. is focused on the research, design, development and manufacturing of advanced, energy efficient indoor horticulture lighting and ancillary equipment. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated products with clear benefits at competitive prices to the greenhouse and indoor horticulture markets.

Solis Tek Inc. is a California corporation that was formed in June of 2010.  We commenced our operations immediately by designing, developing and sourcing of a line of Solis Tek Digital Ballasts intended for use in high intensity lighting systems used for horticulture. An electrical ballast is a device intended to limit the amount of current in an electric circuit. A familiar and widely used example is the inductive ballast used in fluorescent lamps, to limit the current through the tube, which would otherwise rise to destructive levels due to the tube's negative resistance characteristic. Since the commencement of operations, our product line has evolved from digital ballasts to a line of lighting products including a line of specialty ballasts ranging from 400 watts to 1,000 watts with various features, a line of specialty metal halide digital lamps, a line of reflectors, high intensity lighting accessories and a new line of light emitting diode ("LED") lighting technologies.

Solis Tek Digital Ballasts were designed with "Ignition Control" sequential lamp ignition, and "SenseSmart", self- diagnostic safety technology. Solis Tek's sequential ballast ignition technology ignites ballasts and lamps one at a time based on electrical load stability.  This technology (not a randomized ignition startup) detects the voltage and amperage frequencies of the electrical circuit and ignites an array of lamps when the load for each lamp is most stable. We believe that Solis Tek digital ballasts are the first to implement this technology in the indoor horticulture industry. The use of our “Ignition Control” technology prevents surges and spikes in an electrical environment in which an array of ballasts operates and also prevents the overloading of circuit breakers. The “SenseSmart” Technology goes through an eight point safety check before attempting to power the lamp.  The “SenseSmart” technology checks for Open Output, High/Low temps (internal), Ignition Failure, Thermal, End of Lamp Life, Overflow Current, Over/Low Voltage, and Short Circuit.  Our ballasts are controlled by our proprietary internal software, which maximizes electrical efficiency for horticultural growers.

We market our products primarily to retailers in the United States who specialize in hydroponic horticulture. Currently we have approximately 500 retailers that sell our products.  In addition we work with 4 distributors who cover Michigan, Canada, Spain and Australia/New Zealand.

In August of 2014, Solis Tek East, Corporation ("STE") was incorporated in the State of New Jersey as a wholly owned subsidiary of the Company.  STE was formed for the purpose of commencing its operations and servicing and supplying the Eastern part of North America with our products.  In September 2014, STE leased a 10,000 square foot office and warehouse facility in South Hackensack, New Jersey.

In, 2014 and 2013 we had revenues of $6,155,379 and $4,818,319, respectively.  In 2014 we had a loss of $660,632 and in 2013 we had net income of $57,810.   For the three month periods ended March 31, 2015 and 2014, we had revenue of $2,091,484 and $1,714,775, respectively, and our net income was $2,592 and $181,314, respectively.

Historically, the great majority of end users that use this type of products have used the equipment for the growing of cannabis. Currently, there are 23 States and the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon and the District of Columbia have recently approved the recreational use of cannabis. Many other States are considering legislation to similar effect. As of June__, 2015, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of State law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis.  Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues and profits.

Our ballast products are manufactured in China by a manufacturer that is owned by a related party to Alan Lien, our Chief Executive Officer. Our lamp products are manufactured to our specifications and supplied by an unrelated manufacturer in China. Our lamp ancillary products and equipment are also manufactured, to our designs, in China.

We compete with several larger and more well-financed ballast manufacturers and distributors, and many known and much larger lamp manufacturers and distributors. We compete on the basis of the quality and efficiency of our products and we believe our products provide many advantages over our competitor's products.  There are many major lighting and lamp manufacturers, such a Philips and General Electric, that offer lighting and lamp products for horticulture and there can be no assurance that we will be able to compete effectively and grow our business in the future

Commencing in May of 2014, we loaned a total of $250,000 ($125,000 at June 30, 2014) to an independent supplier ("Supplier") of a newly developed natural fertilizer product (the "Fertilizer Product") and received as consideration a one year Convertible Promissory Note and an 8.3% ownership interest in the Supplier. In addition, we entered into an Exclusive Reseller Agreement pursuant to which the Supplier granted to us the exclusive right to distribute the Fertilizer Product in the United States and Australia, or Grow Pro Solutions, Inc. a newly formed wholly owned subsidiary of the Company, ("Grow Pro") to give the Company exclusive distribution rights to the Fertilizer Product for the United States and Australia. As at June 1, 2015, the loan to the Supplier is in default.

Our offices are located at 16926 South Keegan Avenue Suite A, in Carson, CA (a suburb of Los Angeles) and at 89 Leuning Street Unit D2, South Hackensack, New Jersey. We lease approximately 20,000 square feet of office and warehouse space from an unaffiliated party in Carson and approximately 10,000 square feet of office and warehouse space from an unaffiliated party in South Hackensack, New Jersey.

Corporate History and Background

Solis Tek Inc. is a California corporation that was formed in June of 2010.  We commenced our operations immediately by designing, developing and sourcing of a line of Solis Tek Digital Ballasts intended for use in high intensity lighting systems used for horticulture. An electrical ballast is a device intended to limit the amount of current in an electric circuit. A familiar and widely used example is the inductive ballast used in fluorescent lamps, to limit the current through the tube, which would otherwise rise to destructive levels due to the tube's negative resistance characteristic.)

Our Company is focused on the research, design, development and manufacturing of advanced, energy efficient greenhouse indoor horticulture lighting and ancillary equipment. Our vision is to apply the latest advances in high efficiency lighting and controls technology as well as effective manufacturing techniques to deliver highly differentiated products with clear benefits at competitive prices to the greenhouse and indoor horticulture markets.

Historically, the great majority of end users of our products have used our products for the growing of cannabis. Currently, there are eighteen States plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado and Washington have recently approved the recreational use of cannabis. Many other States are considering legislation to similar effect. As of the date of this Report on Form 8-K, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of State law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis.  Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues and profits.

Solis Tek East, Corporation

In August of 2014, Solis Tek East, Corporation ("STE") was incorporated in the State of New Jersey as a wholly owned subsidiary of the Company.  STE was formed for the purpose of commencing its operations and servicing and supplying the Eastern part of North America with our products.  In October 2014, STE leased a 10,000 square foot office and warehouse facility in Hackensack, New Jersey at an annual rental of approximately $106,000. The Company is a guarantor of the obligations of STE on the lease.

License Agreement

In May of 2015, we entered into an Amended and Restated License Agreement with  GAS Technologies, Incorporated ("GAS")  of Kapolei Hawaii, pursuant to which we agreed to pay GAS, a minimum royalty of $100,000 per year, and an additional 7% of sales of products licensed by GAS to us over and above $1,428,571.  The License grants to us an exclusive world-wide license to produce, manufacture, have manufactured, use, import, sell, market, distribute and sell the products and systems (the "Licensed Products") and any further products and systems that may be developed by the Licensor for use in the horticulture and hydroponic industries (the "Industries").  Sales of the Licensed Products in 2014 and 2013 were $865,148 and $422,318, respectively. Thus, only the minimum royalty amount of $100,000 was due for each year.

Our Industry

Light and plant growth

Light is essential for plant growth. Natural sunlight is the cheapest source available, but for horticulture it is not always attainable in sufficient quantities. Therefore, the use of artificial or alternative light sources have become very common in order to increase production and quality predominantly in indoor or greenhouse environments. Plants have a completely different sensitivity to light spectrum than humans. Every plant has their own sensitivity for colors and intensity of light. Using these alternate light sources for plants, effective light recipes are essential to obtain the optimal results in plant production.

Grow light

A grow light or plant light is an artificial light source, generally an electric light, designed to stimulate plant growth by emitting an electromagnetic spectrum appropriate for photosynthesis. Grow lights are used in applications where there is either no naturally occurring light, or where supplemental light is required. For example, in the winter months when the available hours of daylight may be insufficient for the desired plant growth, lights are used to extend the time the plants receive light.

Grow lights either attempt to provide a light spectrum similar to that of the sun, or to provide a spectrum that is more tailored to the needs of the plants being cultivated. Outdoor conditions are mimicked with varying color, temperatures and spectral outputs from the grow light, as well as varying the lumen output (intensity) and PAR output of the lamps. Depending on the type of plant being cultivated, the stage of cultivation (e.g., the germination/vegetative phase or the flowering/fruiting phase), and the photoperiod required by the plants, specific ranges of spectrum, luminous efficacy and color temperature are desirable for use with specific plants and time periods.

Specially designed artificial light sources can improve diverse growth parameters. These all depends on several factors, like crop, environmental circumstances, light recipe and many more. The following is a list of benefits that can be achieved with specially designed artificial lighting:

•

Increased production and yield

•

Increased aromatic flavor and higher potency

•

Shortening of the total growth cycle

•

Better plant uniformity

•

Better space utility

•

Improved plant quality

•

Energy savings

•

Better germination rate

•

Higher multiplication factor

•

Higher survival rate in rooting

•

Improved/controlled stretching process

•

Accelerated hardening phase

Hydroponics

The great majority of our customers are retailers that specialize in Hydroponics and sell our products to Hydroponic enclosed farm operators. Hydroponics is a method of growing plants in mineral nutrient solutions, in water, without soil. Terrestrial plants may be grown with their roots in the mineral nutrient solution only or in an inert medium, such as polite, gravel, expanded clay pebbles or coconut husks.

Some of the reasons why hydroponics is being adapted around the world for plant production are the following:

•

No soil is needed for hydroponics.

•

The water stays in the system and can be reused - thus, a lower water requirement.

•

It is possible to control the nutrition levels in their entirety; thus, lower nutrition requirements.

•

No nutrition pollution is released into the environment because of the controlled system.

•

Stable and high yields.

•

Pests and diseases are easier to get rid of than in soil because of the container's mobility.

•

Ease of harvesting.

•

No pesticide damage.

Our Business Strategy

Due to the expected increase in the number of States where the use of cannabis, both for medical and recreational use is being legalized, the Company intends to take advantage of what we believe is our premium brand image within the cannabis farming industry. We believe that as participation in the cannabis farming industry grows, in order to supply increasing demand caused by legalization, our Solis Tek brand equipment will be sought out by existing and new cannabis farms and businesses.  Our strategy is to maintain and increase our market share by expanding our marketing efforts and by introducing new and improved lighting technology to help the industry become more efficient.  In addition, the Company has also intends to market and sell a new line of plant nutrients and fertilizers to help expand the market reach and maximize the revenue potential of the Company.

 Products

 Ballasts

Ballasts provide the proper starting voltage, operating voltage and current to the lamp to initiate and sustain its arc. High Intensity Discharge (HID) lamps have negative resistance, which causes them to draw an increasing amount of current; hence, they require a current-limiting device. The ballast provides the following functions:

It provides starting voltage and, in some cases, ignition pulses. All ballasts must provide some specific minimum voltage to ignite the lamp. In the case of pulse start lamps, an additional high voltage pulse is needed to ionize the gases within the lamp. These pulses are superimposed near the peak starting voltage waveform; It regulates the lamp’s current and power. The ballast limits the current through the lamp once it has started. The ballast’s current is set to a level that delivers the proper power to the lamp. In addition, the ballast regulates the lamp’s current through the range of typical line voltage variations, thereby keeping the lamp’s power fairly stable to maximize the lamp’s life and performance and; It provides appropriate sustaining voltage and current wave shape to achieve the lamp’s rated life. The ballast provides sufficient voltage to sustain the lamp as it ages.

Solis Tek Digital Ballasts were designed to with "Ignition Control" sequential lamp ignition, and "SenseSmart", self- diagnostic safety systems. Solis Tek Digital Ballasts are software based, compared to competitors products that are controlled by hard wired microchips dictating commands to their ballasts.  Because our ballasts are software based, our ballasts are more versatile and enables us to incorporate special features such as sequential ballast ignition technology ("Ignition Control")and SenseSmart technologies that ignites metal halide lamps one at a time based on load stability.  Ignition Control is a main feature of our ballasts that comes as a standard feature in all of our ballasts.  Ignition Control assures that no matter how many lamps are contained in a lighting array attached to one power source, only one lamp will turn on at a predetermined time. This technology (not a randomized ignition startup) detects the voltage and amperage frequencies of the electrical circuit and ignites an array of metal halide or sodium lamps when the load for each lamp is most stable. We believe that SolisTek digital ballasts are the only ballasts capable of this technology. The use of our technology prevents surges and spikes in electrical environment in which an array of ballasts operate and also prevents the overloading of circuit breakers.

Our SenseSmart self-diagnosing system feature, enables our ballasts to internally safety check for over/under voltage, overheating, open circuits, short circuits and more.  SmartSense will recognize an unsafe condition and take pre-determined actions to alleviate the safety issue.

We offer our ballasts in three configurations, 600 Watts, 1,000, Watts, and 1,000 Watts with Remote Control.

Digital Lamps

Metal halide lamps are a type of HID (High Intensity Discharge) lamp; mercury vapor and high-pressure sodium lamps are also HID lamps. Light is generated by creating an arc between the two electrodes located inside the inner arc tube. The inner arc tube is typically made of quartz, and this is a very harsh environment, with high temperatures approaching 1000°C and pressures of 3 or 4 atmospheres. To start a metal halide lamp, a high starting voltage is applied to the lamp’s electrodes to ionize the gas before current can flow and start the lamp.

Solis Tek Digital Lamps are designed to be specifically tuned and matched with Solis Tek digital ballasts. Our lamps feature color enhanced full balanced spectrums, prolonged lamp life , less depreciation of lumen output over time, and precise gas combinations for increased blues, reds, and ultra violet output.  Our Lamps emit a full spectrum of light tuned specifically for particular types of plants. As well, our lamps provide ample Ultra Violet light that plants thrive upon. We have designed our lamps using special low iron glass envelopes so as to prevent the blockage of the full spectrum of light that our lamps are designed to provide. Using Solis Tek lamps, growers can expect superior photo-chemical reactions, proper UV balance, advanced HID lamp designed especially for plant growth, plant quality, and plant yield.

We offer four configurations of High Pressure Sodium (HPS) digital lamps and twelve configurations of Metal Halide digital lamps.

LED Technology

LED (light emitting diode) lighting supports sustainable design in several ways. It uses less energy than most other types of lamps, produces less heat, lasts longer (which means less frequent replacement and therefore reduced waste), is mercury-free, and is housed in special semi-conductor "chips" designed for easier configuration, disassembly, and recycling.

In our ongoing research and development program, we have designed and developed our next generation of high intensity lighting. Our LED technology, unlike other LED lighting sources, uses an advanced UV (Ultra Violet) diode phosphor combination to make our high intensity LED based lighting systems.  Our LED systems will be available in the same light spectrums as our current HID lamps. Our patent pending and proprietary design will emit lighting equivalent to the high pressure sodium spectrum and ultra-violet spectrums and eliminate the inadequacies of current LED offerings to the horticultural industry i.e.: a) low intensity; b) lack of proper spectrum for particular plants; and c) longevity. Our LED "chips" will provide, form one LED, a full spectrum of light that mimics sunlight, as compared to other LED manufacturers of LEDs who provide arrays of several color specific LEDs in an attempt to cover the full light spectrum.

LED lighting produces significantly less heat than conventional HID and HPS lamps, so growers can control their greenhouse climate more accurately. Less heat also means more effective use of light, for example by increasing light levels, extending lighting periods, or by using LED light in greenhouses on warmer days without having to ventilate. Less heat also means you can place the light source closer to plants, reducing light loss.

Solis Tek Reflectors

Our line of "Reflectors" is designed for use with our digital ballasts and lamps.  However, they have standard sockets so that lamps and ballasts manufactured by others may also be used. Each Reflector features air cooling, heavily tinned wiring, low iron glass for less filtering of light, and utilize highly reflective aluminum to reflect light in the desired direction.

We offer 5 different variations and sizes of Reflectors.

Marketing

We currently market our products directly and through distributors, to hydroponic retailers through direct contacts, on-line email advertising, social media, trade magazine advertising, trade show promotions, and cross-promotional offerings. Our officers, along with 7 sales representatives, and two distributors are engaged in marketing our products. We currently have 2 master distributors, one for Canada, and one for Australia and New Zealand.  Approximately 5% of our revenues are derived from non-U.S. sources.

Manufacturing and Supply

All of our current products are manufactured to our specifications in China. We currently rely upon one manufacturer and supplier of our ballast products. The family of our Chief Executive Officer’s spouse owns a thirty per cent (30%) interest in the manufacturer with the balance of ownership owned by non-related parties.  We believe that the prices charged by this supplier is on terms more favorable than terms generally available to terms that we may pay to an unaffiliated third party under the same or similar circumstances. All of our other products, including our lamps, are manufactured and supplied by unaffiliated third-party suppliers.

Our reliance upon manufacturers and suppliers located in China, subjects us to various political, economic, and other risks and uncertainties inherent in importing products from this country, including among other risks, export/import duties, quotas and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations. There can be no assurance that it there were an interruption of our supply lines from China, that we would be able to find replacement suppliers of our products domestically, or from other countries, and even if we found replacement suppliers, that we would be able to obtain the products at the quality and prices we currently pay.

Competition

Our Lighting Products segment currently faces competition from traditional lighting fixture companies, lamp manufacturers and from non-traditional companies focused on LED lighting systems including fixtures and lamps. Lighting companies such as Acuity Brands, Inc., the Cooper Lighting division of Eaton Corporation plc, General Electric Company, Hubbell Incorporated, Philips, OSRAM, Gavita, Sunlight Supply and Hydrofarm are the main competitors in this market. Increasingly, however, other companies (i.e., start-ups) are beginning to emerge in the LED lighting markets in which we compete. We compete on the basis of product features, quality and price.

Our LED lighting products will compete against traditional lighting products using incandescent, fluorescent, halogen, ceramic metal halide or other lighting technology. Our LED lighting products compete against traditional lighting products based upon superior energy savings, extended life, improved lighting quality and lower total cost of ownership. Also, our LED lighting products have a reduced impact on the environment as compared to fluorescent and compact fluorescent technologies that contain mercury.

We will also compete with LED-based products from traditional and non-traditional lamp and fixture companies, some of which are customers for our LED chips and LED components. Our products compete on the basis of color quality and consistency, superior light output, reduced energy consumption, brand and lower total cost of ownership.

Technology and Development

We have entered into an agreement with G.A.S. Technologies Inc. ("GAS") pursuant to which GAS will provide design, supply and engineering services to the Company as well as exclusively license to the Company certain products for the horticultural industry, including all digital lighting products (the "GAS Agreement") developed by GAS. The GAS Agreement gives the Company the exclusive right to manufacture, market and distribute all of the licensed technology.  Among the technologies licensed are GAS's designs for some of the Company's LED products.

The GAS Agreement provides that the Company will pay to Licensor a minimum royalty  at the rate of   $100,000 per year (the "Minimum Annual Royalty"), commencing on the date of this Agreement,  plus seven per cent (7%) of all Net Sales in excess of $1,428,571 per calendar year the "Additional Royalty").

Intellectual Property

We do not presently have any patents or trademarks. We will rely on a combination of copyright and trade secrets as well as confidentiality procedures and contractual provisions to protect our proprietary technology and our brand. We will rely on copyright laws to protect copy on our web site, www.solis-tek.com, and all marketing materials.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our brand and reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

Government Regulation

Historically, the great majority of end users of our products have used our products for the growing of cannabis. Currently, there are eighteen States plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington and Oregon, as well as the District of Columbia, have recently approved the recreational use of cannabis. Many other States are considering legislation to similar effect. As June 1, 215, the policy and regulations of the Federal government and its agencies is that cannabis has no medical benefit and a range of activities including cultivation and use of cannabis for personal use is prohibited on the basis of federal law and may or may not be permitted on the basis of State law. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of our end user customers to continue to grow cannabis.  Active enforcement of the current federal regulatory position on cannabis may thus directly and adversely affect revenues.

Employees

As of the date hereof, the Company has 18 employees, including 16 full-time and 2 part-time employees, working for us in various capacities.

Real Property

The Company does not own any real property.  Our principal executive offices and warehouse are located at 16926 S. Keegan Avenue, Unit A, Carson California. We occupy the 19,060 square foot facility pursuant to a lease ending on Aug. 31st, 2017 with an unaffiliated party, pursuant to which we pay $9,339.40 per month in rental charges.

On October 1st, 2014 our wholly owned subsidiary, Solis Tek East, Corporation executed a lease for a 10,160 square foot offices and warehouse facilities located at 89 Leuning Street, Unit D2, South Hackensack New Jersey.  The Lease, with an unaffiliated party, is for the five year period ending on September 30th, 2019 pursuant to which Solis Tek East, Corporation pays $8,818.59 per month in rental charges.  The Company has guaranteed Solis Tek East, Corporation's performance under the lease.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Report.

RISKS RELATED TO MARIJUANA LAWS

Our business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level.  Any number of factors could slow or halt progress in this area.  Further, progress, while encouraging, is not assured.  While there may be ample public support for legislative action, numerous factors impact the legislative process.  Any one of these factors could slow or halt use of marijuana, which would negatively impact our business.

Currently, there are twenty-three States plus the District of Columbia that have laws and/or regulation that recognize in one form or another legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. In addition, the States of Colorado, Washington, Alaska, Oregon, as well as the District of Columbia, have recently approved the recreational use of cannabis. The State laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama Administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by State-designated laws allowing the use and distribution of medical marijuana.   However, there is no guarantee that the Obama Administration will not change its stated policy regarding the low-priority enforcement of federal laws.  Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly.  Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Federal enforcement practices could change with respect to participants in the cannabis industry, which could adversely impact us.  If the federal government were to change its practices, or were to expand its resources attacking providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products.

It is possible that additional Federal or state legislation could be enacted in the future that would prohibit our customers from selling cannabis, and if such legislation were enacted, such customers may discontinue the use of our services, our potential source of customers would be reduced, causing revenues to decline. Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services, which would be detrimental to the Company.

We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations.  In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business.  We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

RISKS RELATED TO OUR BUSINESS

Our manufacturing is concentrated with two key manufacturers, and if our relationship with either or both of them terminates or is otherwise impaired, we would likely experience increased costs, disruptions in the manufacture and shipment of our products and a material loss of net sales.

We have no long-term contracts with our manufacturers and as a result, our manufacturers could cease to provide products to us with no notice. Two of our manufacturers, Shenzhen Jayo Technologies Co., Ltd. and Zhuhai Relite Co., Ltd, together accounted for approximately 96% and 92% of our cost of goods sold in 2014 and 2013, respectively. Each of these manufacturers is the sole source supplier for the products that it produces. We purchase from these two manufacturers on a purchase order basis with orders generally filled between 45 and 60 days after our purchase order is placed. A loss of either or both of these manufacturers or other key manufacturers would result in delayed deliveries to our retailers and distributors, would adversely impact our net sales and may require the establishment of new manufacturing relationships. Additionally, we cannot be certain that we will not experience operational difficulties with our manufacturers, including reductions in the availability of production capacity, errors in complying with product specifications, insufficient quality control, failures to meet production deadlines, increases in manufacturing costs and increased lead times.

Risk of reliance on suppliers and manufacturers in China for production of our lighting related products.

All of our products are imported from and manufactured in China. For this reason, a major change in the political, economic and/or legal environment, or a natural disaster in China or another center of production, could have an impact on our ability to supply products.

We face business, political, operational, financial and economic risks because a portion of our net sales are generated internationally and substantially all of our products are manufactured outside of the United States.

We face business, political, operational, financial and economic risks inherent in international business, many of which are beyond our control, including:

difficulties obtaining domestic and foreign export, import and other governmental approvals, permits and licenses, and compliance with foreign laws, which could halt, interrupt or delay our operations if we cannot obtain such approvals, permits and licenses, and that could have a material adverse effect on our results of operations; difficulties encountered by our international distributors or us in staffing and managing foreign operations or international sales, including higher labor costs, which could increase our expenses and decrease our net sales and profitability; transportation delays and difficulties of managing international distribution channels, which could halt, interrupt or delay our operations; longer payment cycles for, and greater difficulty collecting, accounts receivable, which could reduce our net sales and harm our financial results; trade restrictions, higher tariffs, currency fluctuations or the imposition of additional regulations relating to import or export of our products, especially in China, where substantially all of our products are manufactured, which could force us to seek alternate manufacturing sources or increase our expenses, either of which could have a material adverse effect on our results of operations; political and economic instability, including wars, terrorism, political unrest, boycotts, curtailment of trade and other business restrictions, any of which could materially and adversely affect our net sales and results of operations; and natural disasters, which could have a material adverse effect on our results of operations.

Any of these factors could reduce our net sales, decrease our gross margin or increase our expenses. Should we establish our own operations in international territories where we currently utilize a distributor, we will become subject to greater risks associated with operating outside of the United States.

Any shortage of raw materials or components could impair our ability to ship orders of our products in a cost-efficient manner or could cause us to miss the delivery requirements of our retailers or distributors, which could harm our business.

The ability of our manufacturers to supply our products is dependent, in part, upon the availability of raw materials and certain components. Our manufacturers may experience shortages in the availability of raw materials or components, which could result in delayed delivery of products to us or in increased costs to us. Any shortage of raw materials or components or inability to control costs associated with manufacturing could increase the costs for our products or impair our ability to ship orders in a timely cost-efficient manner. As a result, we could experience cancellation of orders, refusal to accept deliveries or a reduction in our prices and margins, any of which could harm our financial performance and results of operations.

Our business could suffer if any of our manufacturers fail to use acceptable labor practices.

We do not control our manufacturers or their labor practices. The violation of labor or other laws by a manufacturer utilized by us, or the divergence of an independent manufacturer’s labor practices from those generally accepted as ethical or legal in the United States, could damage our reputation or disrupt the shipment of finished products to us if such manufacturer is ordered to cease its manufacturing operations due to violations of laws or if such manufacturer’s operations are adversely affected by such failure to use acceptable labor practices. If this were to occur, it could have a material adverse effect on our financial condition and results of operations.

Foreign currency risk

For most products imported for our core business, transactions are conducted in U.S. dollars. Many major movements in exchange rates that persist for prolonged periods could have an adverse impact on our business results.

We may elect from time to time to make changes to our pricing, service, hiring and marketing decisions that could increase our expenses, affect our revenues and impact our financial results.

Because our expense levels in any given quarter are based, in part, on management's expectations regarding future revenues, if revenues are below expectations, the effect on our operating results may be magnified by our inability to adjust spending in a timely manner to compensate for a shortfall in revenues. The extent to which expenses are not subsequently followed by increased revenues would harm our operating results and could seriously impair our business.

If we are unable to generate sufficient cash flow from operations or are unable to obtain additional equity or debt financing, to meet our working capital requirements, we may have to curtail our business operations sharply or cease business altogether.

We have a relatively short operating history on which to evaluate our potential for future success. This makes it difficult to evaluate our future prospects and the risk of success or failure of our business.

We incorporated in June of 2010 and your evaluation of our business and prospects will be based on our limited history. Consequently, our short history and results of operations may not give you an accurate indication of our future results of operations or prospects. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a highly competitive market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

As we grow our business, we cannot guarantee our business strategies will be successful or that our revenues will ever increase sufficiently to achieve and maintain profitability on a quarterly or annual basis.

Defects or disruptions in the delivery if our service could diminish demand, decrease market acceptance or decrease customer satisfaction of our service and subject us to substantial liability.

We may, from time to time, find defects in our products service may be detected in the future. Any defects with our products could hurt our reputation and may damage our customers' businesses. If that occurs, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales, or, customers may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. We plan to expand our product, sales, administrative and marketing organizations. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

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expand our products offerings effectively or efficiently or in a timely manner;

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allocate our human resources optimally;

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meet our capital needs;

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identify and hire qualified employees or retain valued employees; or

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incorporate effectively the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Our operating results may fluctuate significantly based on customer acceptance of our products. As a result, period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance.

Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter due to customer acceptance of our products. If customers do not accept our products, our sales and revenues will decline, resulting in a reduction in our operating income.

Customer interest for our products could also be impacted by the timing of our introduction of new products. If our competitors introduce new products around the same time that we issue new products, and if such competing products are superior to our own, customers’ desire for our products could decrease, resulting in a decrease in our sales and revenues. To the extent that we introduce new products and customers decide not to migrate to our new products from our older products, our revenues could be negatively impacted due to the loss of revenue from those customers. In the event that our newer products do not sell as well as our older products, we could also experience a reduction in our revenues and operating income.

As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are unlikely to provide a good indication of our future performance.

If we do not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success depends, in part, on our ability to expand our product offerings. To that end we have engaged in the process of identifying new product opportunities to provide additional products to our customers. The process of identifying and commercializing new products is complex and uncertain, and if we fail to accurately predict customers’ changing needs and emerging technological trends our business could be harmed. We may have to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products depends on several factors, including proper new product definition, timely completion and introduction of these products, differentiation of new products from those of our competitors, and market acceptance of these products. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or noncompetitive.

Our inability to effectively protect our intellectual property would adversely affect our ability to compete effectively, our revenue, our financial condition and our results of operations.

We may be unable to obtain intellectual property rights to effectively protect our technology. Our ability to compete effectively may be affected by the nature and breadth of our intellectual property rights. While we intend to defend against any threats to our intellectual property rights, there can be no assurance that any such actions will adequately protect our interests. If we are unable to secure intellectual property rights to effectively protect our technology, our revenue and earnings, financial condition, or results of operations would be adversely affected.

We may be adversely affected by the financial condition of our retailers and distributors.

Some of our retailers and distributors have experienced financial difficulties in the past. A retailer or distributor experiencing such difficulties will generally not purchase and sell as many of our products as it would under normal circumstances and may cancel orders. In addition, a retailer or distributor experiencing financial difficulties generally increases our exposure to uncollectible receivables. We extend credit to our retailers and distributors based on our assessment of their financial condition, generally without requiring collateral. While such credit losses have historically been within our reserves, we cannot assure you that this will continue to be the case. Financial difficulties on the part of our retailers or distributors could have a material adverse effect on our results of operations and financial condition.

Our industry is highly competitive and we have less capital and resources than many of our competitors, which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to increase sales of existing products and launch new product and service offerings.

Our future success depends on our ability to grow and expand our customer base. Our failure to achieve such growth or expansion could materially harm our business.

To date, our revenue growth has been derived primarily from the sale of our products. Our success and the planned growth and expansion of our business depend on us achieving greater and broader acceptance of our products and expanding our customer base. There can be no assurance that customers will purchase our products or that we will continue to expand our customer base. If we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy. This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins.

Weakened global economic conditions may adversely affect our industry, business and results of operations.

Our overall performance will depend, in part, on worldwide economic conditions. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, restricted credit, going concern threats to major multinational companies and medium and small businesses, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets and bankruptcies. These conditions affect the rate of information technology spending and could adversely affect our customers' ability or willingness to purchase our proposed enterprise cloud computing application service, delay prospective customers' purchasing decisions, reduce the value or duration of their subscription contracts, or affect renewal rates, all of which could adversely affect our operating results.

If we experience significant fluctuations in our rate of anticipated growth and fail to balance our expenses with our revenue forecasts, our results could be harmed.

Due to our evolving business model, the unpredictability of new markets that we intend to enter and the unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis

We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The lighting industry are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we have infringed the intellectual property rights of others. We may in the future be, sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short- or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all. In addition, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim. Any adverse determination related to intellectual property claims or litigation could prevent us from offering our service to others, or could otherwise adversely affect our operating results or cash flows or both in a particular quarter.

Supporting a growing customer base could strain our personnel and corporate infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

Our current Management and human resources infrastructure is comprised of our CEO, our COO and several outsourced consultants. Our success will depend, in part, upon the ability of our Management to manage our proposed business effectively. To do so, we will need to hire, train and manage new employees as needed. To manage the expected domestic growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully scale our operations and increase productivity, we will be unable to execute our business plan.

We are dependent on our CEO, COO and outsourced consultants, and the loss of one or more of these individuals could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of our executive officers and other key members of management, particularly our Chief Executive Officer and Chief Operating Officers.  We do not have employment agreements with our CEO and COO; therefore, they could terminate their employment with us at any time. We do not maintain key person life insurance policies on our CEO or COO. The loss of the services of our CEO and COO could seriously harm our business.

Failure to manage growth properly could seriously harm our business.

We have experienced, and may continue to experience, significant growth in our business. If we do not effectively manage our growth, the quality of our business may suffer, which could negatively affect our reputation and demand for our offerings. Our growth has placed, and is expected to continue to place, a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. Among other things, this will require us to: implement additional management information systems; further develop our operating, administrative, legal, financial, and accounting systems and controls; hire additional personnel; develop additional levels of management within our company; locate additional office space; maintain and improve coordination among our engineering, product, operations, legal, finance, sales, marketing, and customer service and support organizations; and manage our expanding international operations.

Moreover, as our sales increase, we may be required to concurrently deploy our business infrastructure at multiple additional locations and/or provide increased levels of customization. As a result, we may lack the resources to deploy our products on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver our products in a timely fashion, fulfill existing customer commitments or attract and retain new customers.

Our ability to grow our business may depend on developing a positive brand reputation and member loyalty.

Establishing and maintaining a positive brand reputation and nurturing customer loyalty is critical to attracting new customers. We expect to expend reasonable but limited resources to develop, maintain and enhance our brand in the near future. In addition, nurturing customer loyalty will depend on our ability to provide high-quality products which we may not do successfully. If we are unable to maintain and enhance our brand reputation and customer loyalty, our ability to attract new marketplace participants will be harmed.

There can be no assurance that we will be able to compete against the numerous direct, indirect and partial competitors, many of which have valuable industry relationships and access to greater resources than we do.

Our retail and online distribution channels compete for customers and sales with many different companies and products that are competitive today and likely to be even more competitive in the future. Accordingly, it is essential that we continue to develop, improve and refine our products and the value propositions that are offered to customers.

We also face competition from other companies that offer equipment.  Moreover, as the negative stigma associated with cannabis horticulture diminishes, it is very possible that other better capitalized public and private companies many enter the market and may effectively challenge the value proposition offered by us. These competitors may be able to attract customers more easily because of their financial resources. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies. There can be no assurance that we will be successful in accomplishing our business initiatives, or that we will be able to maintain significant levels of revenues, or recognize net income, from the sale of our products and services.

We do not anticipate paying dividends in the foreseeable future.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

We are dependent to some extent on our Chief Technology Consultant for new and improved products.

The Company's Chief Technology Consultant is GAS Technologies Incorporated. Should GAST or any other participating technology providers be unable to execute their portion of the development effort, new development of exclusive products of Solis Tek or any of its future plans could be delayed until a replacement is found.

Legal Contingencies.

From time to time, we may be involved in routine legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of our business. The ultimate amount of liability, if any, for any claims of any type (either alone or in the aggregate) may materially and adversely affect our financial condition, results of operations and liquidity. In addition, the ultimate outcome of any litigation is uncertain. Any outcome, whether favorable or unfavorable, may materially and adversely affect us due to legal costs and expenses, diversion of management attention and other factors. We expense legal costs in the period incurred. We cannot assure you that additional contingencies of a legal nature or contingencies having legal aspects will not be asserted against us in the future, and these matters could relate to prior, current or future transactions or events. Except as described below, we are not currently a party to any material litigation.

We may need to raise additional capital. If we are unable to raise additional capital, we may not be able to achieve our business plan.

We may need to raise additional funds through public or private debt or equity financings as well as obtain credit from vendors to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute current shareholders' ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds or credit from our vendors, we will be unable to execute our business plan and you could lose your investment.

We have limited protection of our intellectual property.

There can be no assurance that we will be able to adequately protect our trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts or trade secrets, we may be adversely affected.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

There is not an active liquid trading market for the Company’s common stock.

 The Company common stock is quoted on the OTCQB. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control, such as:

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Actual or anticipated variations in our operating results (including whether we have achieved our key business targets, and/or earnings estimates) and prospects;

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Announcements of technological innovations by us or our competitors;

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Announcements by us or our competitors of significant acquisitions, business achievements, strategic partnerships, joint ventures, or capital commitments;

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Additions or departures of key personnel;

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Introduction of new services by us or our competitors;

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Sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);

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General market conditions and broader political and economic conditions;

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Actual or anticipated monetizations of our patents; and

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Other events or factors, many of which are beyond our control.

Our board of directors has the authority to issue up to 5 million shares of "blank check" preferred stock.  The issuance of any preferred stock may adversely affect the holders of common stock.

Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Future issuance of our Common Stock could dilute the interests of existing shareholders.

 We may issue additional shares of our Common Stock in the future. The issuance of a substantial amount of Common Stock could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Common Stock in the public market, either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse effect on the market price of our Common Stock.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

The application of the Securities and Exchange Commission’s “penny stock” rules to our Common Stock could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

It is expected our Common Stock will be trading at less than $5.00 per share and is therefore subject to the SEC penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures.

We will incur increased costs as a public company which may affect our profitability.

Solis Tek Inc. previously operated as a private company in California. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs and some activities will become more time-consuming and costly.  Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

Following the Share Exchange, public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because our directors and executive officers are among our largest shareholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of shareholders

Our directors and executive officers will own or control a significant percentage of the Common Stock following the Share Exchange and completion of the Offering. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our Common Stock. The interests of such persons may differ from the interests of our other shareholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, including purchasers in the Offering, may vote, including the following actions:

•

to elect or defeat the election of our directors;

•

to amend or prevent amendment of our Certificate of Incorporation or By-laws;

•

to effect or prevent a merger, sale of assets or other corporate transaction; and

•

to control the outcome of any other matter submitted to our shareholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the three months ended March 31, 2015 and for the years ended December 31, 2014 and 2013 should be read in conjunction with our financial statements and the notes to those financial statements that are attached as Exhibit A to this Report. The Financial Statements should not be relied on for an understanding of the current financial status of the Company.

Overview

Cinjet, Inc. was incorporated in the State of Nevada on February 28, 2009.  From mid 2009 until the Closing of the Merger, we solely existed as a vehicle to pursue a business combination.  As a result of the Merger, we ceased our prior operations.

Solis Tek, Inc. was a privately held California corporation, incorporated in June of 2010. Solis Tek Inc. is an importer, distributer, and marketer of digital lighting equipment for the hydroponics industry. Using certain of its proprietary technologies, Solis provides innovative aptitudes with its ballast, reflector and lamp products. The Company’s customers include leading retail stores and commercial growers in the United States and abroad.

Results of Operations

Three Months Ended March 31, 2015 Compared with Three Months Ended March 31, 2014

Sales and cost of goods sold.

Revenue for the three months ended March 31, 2015 and 2014 was $2,091,484 and $1,714,775, respectively. The increase of $376,709 was primarily due to more market penetration within our hydroponic customers and commercial facilities during the first three months of 2015, as compared to prior year of the same period.

Cost of sales for the three months ended March 31, 2015 and 2014, was $1,346,451 and $1,173,780, respectively. Gross profit for the three months ended March 31, 2015 and 2014 was $745,033 and $540,995, respectively. The gross profit increase of $204,038 for the three months ended March 31, 2015 was primarily due to the increase in revenue, but the Company’s gross profit margin also increased from 32% during the first three months of 2014 compared to 36% during the first three months of 2015. The increase in profit margin primarily related to the sales of higher margin products during the 2015 period, primarily lamp products.

Research and development expenses.

Research and development (“R&D”) expenses for the three months ended March 31, 2015 and 2014 was $46,841 and $30,138, respectively. The increase in R&D expenses of $16,703 was due primarily to the addition of an employee dedicated to R&D activities in the first quarter of 2015.

Selling, general and administrative expenses.

Selling, general and administrative (“SG&A”) expenses for the three months ended March 31, 2015 and 2014 was $672,867 and $288,546, respectively. The increase in SG&A expenses of $384,321 partially related to the opening of our two new subsidiaries in late 2014, primarily our east coast subsidiary and its related facility. SG&A expenses for our two new subsidiaries were $96,535 in the first quarter of 2015 and are included in the variances to follow. The increase in SG&A expenses was due to an increase in salaries and wages of $160,935, delivery charges of $16,959, trade show expenses of $35,531, accounting services of $46,746, rent expenses of $28,935, promotion and sample expenses of $45,530 and insurance expenses of $8,928.

Other Income and Expense.

Other income and expense during the three months ended March 31, 2015 and 2014 consists of interest expense and interest income. Interest expense for the three months ended March 31, 2015 and 2014 was $12,015 and $11,368, respectively. The increase in interest expense of $647 was due to a new capital lease initiated in mid-2014. Interest income for the three months ended March 31, 2015 and 2014 was $1,272 and $231, respectively. The increase in interest income of $1,041 was due to increased interest-bearing cash balances in 2015, primarily relating to the Company’s equity financings in 2014 and the first quarter of 2015.

Provision for income taxes.

Provision for income taxes for the three months ended March 31, 2015 and 2014 was $11,990 and $29,860, respectively. The decrease in the provision for income taxes of $17,870 was due to the decrease in income before taxes of $196,592.

Net income.

Our net income for the three months ended March 31, 2015 and 2014 was $2,592 and $181,314, respectively. The decrease in net income of $178,722 was due to the increase in R&D expenses of $16,703 and SG&A expenses of $384,321, offset by an increase in gross profit of $204,038, a decrease in other income and expenses of $394 and a decrease in the provision for income taxes of $17,870.

Year Ended December 31, 2014 Compared with Year Ended December 31, 2013

 Sales and Cost of Goods Sold.

Revenue for the years ended December 31, 2014 and 2013 was $6,155,379 and $4,818,319, respectively. The increase of $1,337,060 was primarily due to additional market penetration within our hydroponic customers and commercial facilities, and also by selling in more states throughout the U.S. during the year ended December 31, 2014, as compared to prior year of the same period. The Company also recorded revenues of $81,093 through their two new subsidiaries that were opened in 2014.

Cost of sales for the years ended December 31, 2014 and 2013 was $4,638,749 and $3,597,057, respectively. Gross profit for the years ended December 31, 2014 and 2013 was $1,516,630 and $1,221,262, respectively. The gross profit increase of $295,368 was almost entirely due to the increase in revenue, as the Company’s gross profit margin was approximately 25% during both years.

Research and development expenses.

Research and development (“R&D”) expenses for the years ended December 31, 2014 and 2014 was $120,537 and $96,472, respectively. The increase in R&D expenses of $24,065 related to the Company entering into a Technology License Agreement with a third party vendor for consulting services in March 2013. These services were recorded to R&D expense for nine months in 2013 and twelve months in 2014.

Selling, general and administrative expenses.

Selling, general and administrative (“SG&A”) expenses for the years ended December 31, 2014 and 2013 was $1,808,291 and $781,985, respectively. The increase in SG&A expenses of $1,026,306 partially related to the opening of our two new subsidiaries in 2014, primarily our east coast subsidiary and its related facility. SG&A expenses for our two new subsidiaries were $122,422 in 2014 and are included in the variances to follow. The increase in SG&A expenses related to an increase in salaries and wages of $259,005, delivery charges of $68,351, trade show expenses of $71,763, accounting services of $250,099, rent expenses of $62,122, credit card processing fees of $27,107, legal expenses of $28,589, automobile expenses of $37,741 and insurance expenses of $25,502.

Other Income and Expense.

Other income and expense during the years ended December 31, 2014 and 2013 consists of interest expense, interest income and an impairment of a loan receivable. Interest expense for the years ended December 31, 2014 and 2013 was $48,101 and $56,932, respectively. The decrease in interest expense of $8,831 was due to the decrease in the note payable balances to officer-shareholders of the Company during 2014. Interest income for the year ended December 31, 2014 was $59. There was no interest income in 2013. The increase in interest income was due to the addition of interest-bearing cash balances in 2014, primarily relating to the Company’s equity financings in 2014. In October 2014, the Company entered into a Loan and Convertible Promissory Note agreement with a company that manufactures fertilizer (the “Borrower”). In 2014, under the agreement, the Company loaned the Borrower an aggregate total of $250,000. The Company determined the loan and all accrued interest was impaired as of December 31, 2014.

Provision (benefit) for income taxes.

Provision (benefit) for income taxes for the years ended December 31, 2014 and 2013 was $(49,608) and $228,063, respectively. The decrease in the provision for income taxes of $277,671 from 2013 to 2014 was due to the loss before income taxes of $710,240 in 2014 compared to the income before income taxes of $285,873 in 2013.

Net income (loss).

Our net income (loss) for the years ended December 31, 2014 and 2013 was $(660,632) and $57,810, respectively. The decrease in net income of $718,442 was due to the increase in R&D expenses of $24,065, SG&A expenses of $1,026,306 and other income and expense of $241,110, offset by an increase in gross profit of $295,368 and a decrease in the provision for income taxes of $277,671.

Liquidity and Capital Resources

For the three months ended March 31, 2015

Cash flows used in operating activities

During the three months ended March 31, 2015, the Company had cash flows provided by operating activities of $31,323 compared to $91,601 used in operating activities during the three months ended March 31, 2014. The reasons for the increase in cash provided by operating activities in the amount of $122,924 was due mainly to the decreases in inventories of $476,087 and the increase in accounts payable and accrued expenses of $57,694, offset by the decrease in net income of $178,722 and the decrease in Advances to Suppliers of $323,350.

Cash flows used in investing activities

During the three months ended March 31, 2015, we had purchases of property and equipment of $2,152, while during the three months ended March 31, 2014, we had purchases of property and equipment of $7,398. These were the only investing activities during these periods.

Cash flows provided by financing activities

During the three months ended March 31, 2015, we had net proceeds from the sale of common stock of $806,000. We used cash from financing activities to make payments to amounts due from officer-shareholders of $24,530 and for our capital lease obligations of $4,045. During the three months ended March 31, 2014, we had net proceeds from amounts due from officer-shareholders of $100,000. We used cash from financing activities to make payments for our capital lease obligations of $1,084.

For the year ended December 31, 2014

Cash flows used in operating activities

During the year ended December 31, 2014, the Company used cash flows in operating activities of $1,260,889 compared to $576,088 used in the year ended December 31, 2013. The reasons for the increase in cash used in operating activities in the amount of $684,801 was due mainly to the increases in our net loss of $718,442, accounts receivable of $493,854, inventories of $217,542 and inventories under warranty claims of $303,635, and the decrease in customer deposits of $322,734, offset by the decrease in Advances to Suppliers of $398,134, the increase in accounts payable and accrued expenses of $938,441 and the impairment of our loan receivable of $250,000.

Cash flows used in investing activities

During the year ended December 31, 2014, the Company used cash flows in investing activities of $326,753 compared to $1,760 used in the year ended December 31, 2013. For the year ended December 31, 2014, we had purchases of property and equipment of $76,753 and loaned $250,000 to a company that manufactures fertilizer, while during the year ended December 31, 2013, we had purchases of property and equipment of $1,760.

Cash flows provided by financing activities

Cash flows from financing activities for the years ended December 31, 2014 and 2013 provided net cash of $1,870,978 and $654,361, respectively. For the year ended December 31, 2014, we had net proceeds from the sale of common stock of $1,873,025 and proceeds from amounts due from officers-shareholders of $100,000. We used cash from financing activities to make payments to amounts due from officer-shareholders of $94,084 and for our capital lease obligations of $7,963. For the year ended December 31, 2013, we had net proceeds from our bank credit line of $551,907 and proceeds from amounts due from officers-shareholders of $107,000. We used cash from financing activities to make payments for our capital lease obligations of $4,546.

Financial Position

As of March 31, 2015, we had $1,215,592 in cash, working capital of $2,240,319 and an accumulated deficit of $326,349.

As of December 31, 2014, we had $408,996 in cash, working capital of $1,428,185 and an accumulated deficit of $328,941.

The Company has a revolving line of credit with a bank in which it can borrow up to $600,000. The line of credit expired April 1, 2014 but has been extended until August 1, 2015. Borrowings under the line of credit bear interest at 4.75%. The outstanding balance on the line of credit was $600,000 at March 31, 2015 and December 31, 2014. The line of credit is secured by substantially all assets of the Company and a personal guarantee from one of the Company’s officers/shareholders, including his personal residence.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of March 31, 2015.

Inflation

We do not believe that inflation has had a material effect on our Company’s results of operations.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 1 to our financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions. We believe that the following critical accounting policies are subject to estimates and judgments used in the preparation of our consolidated financial statements:

Allowance for Doubtful Accounts

The allowance for doubtful accounts is based on the Company’s assessment of the collectibility of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, the age of the accounts receivable balances, credit quality, economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

Inventories

The Company provides inventory reserves based on excess and obsolete inventories determined primarily by future demand forecasts. The write down amount is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Inventories under warranty claims

In the ordinary course of business, the Company receives product returns from its customers. The product returns are almost entirely ballasts. Since its inception, the Company has purchased its ballasts from two Chinese manufacturers and one of them (a related entity) offers a three year warranty on its products. Through March 31, 2015, that manufacturer was not able to repair the Company’s ballasts, as the Company could not return the products to the manufacturer due to Chinese customs reasons. As such, beginning in mid-2015, the manufacturer is traveling to the Company’s facility to repair, or replace, the defective products. As the manufacturer will repair or replace all of its defective products, and management feels the Company will be able to sell all of the repaired product above its cost, the Company has not recorded a reserve on any of those products. The Company has recorded a reserve on the other manufacturer’s products.

Recently Issued Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360). This guidance amends the requirements for reporting for discontinued operations and requires additional disclosures about discontinued operations. Under the new guidance, only disposals representing a strategic shift in operations or that have a major effect on the Company’s operations and financial results should be presented as discontinued operations. This guidance is effective for annual periods beginning after December 15, 2014. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial statements.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-09 (ASU 2014-09), Revenue from Contracts with Customers. ASU 2014-09 will eliminate transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for reporting periods beginning after December 15, 2016, and early adoption is not permitted. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. Management is currently assessing the impact the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15 (ASU 2014-15), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. Management is currently assessing the impact the adoption of ASU 2014-15 and has not determined the effect of the standard on our ongoing financial reporting.

In November 2014, the FASB issued Accounting Standards Update No. 2014-16 (ASU 2014-16), Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity.   The amendments in this ASU do not change the current criteria in U.S. GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required.  The amendments clarify that an entity should consider all relevant terms and features, including the embedded derivative feature being evaluated for bifurcation, in evaluating the nature of the host contract.  The ASU applies to all entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share and is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015.  Early adoption is permitted. Management is currently assessing the impact the adoption of ASU 2014-16 and has not determined the effect of the standard on our ongoing financial reporting.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

PROPERTIES

Our principal executive offices and warehouse are located at 16926 S. Keegan Avenue, Unit A, Carson, California. We occupy the 19,060 square foot facility pursuant to a lease ending on August 31, 2017 with an unaffiliated party, pursuant to which we pay $9,339.40 per month in rental charges.

On October 1, 2014, our wholly owned subsidiary, Solis Tek East, Corporation, executed a lease for a 10,160 square foot offices and warehouse facility located at 89 Leuning Street, Unit D2, South Hackensack, New Jersey.  The Lease, with an unaffiliated party, is for the five year period ending on September 30, 2019, pursuant to which we pay $8,818.59 per month in rental charges.  The Company has guaranteed Solis Tek East, Corporation's performance under the lease.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 23, 2015 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (2)

Alan Lien	1,666,666	34%

Alvin Hao	1,666,666	34%

Directors and Executive Officers	3,332,000	68%

All directors and officers as a group (2 people)	3,332,000	68%

Changes in Control

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of our outstanding securities of any class, other than as set forth above.   Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position
Alan Lien	30	Director, Chief Executive Officer,
		Chief Financial Officer, Secretary and Treasurer

Alvin Hao	31	Director, President, and Chief Operating Officer

Business Experience

The following summarizes the occupation and business experience during the past five years for our officers, directors and key employees as of the date of this Report:

Officers and Directors

Alan Lien, is co-founder, director, Chief Executive Officer and Secretary and Treasurer. Mr. Lien is responsible for setting the overall direction and product strategy of the Company. He leads the manufacturing, development and sourcing of Solis Tek products and setting up company infrastructure. From 2006 to 2009, Mr. Lien was the Chief Operating Officer for A&A Lien Enterprise, a trading company located in Taipei Taiwan.  A&A Lien Enterprise is a 20 year old trading company with focus in sporting equipment.  Among the well known customers that were served by A&A Enterprise, and by Mr. Lien in particular, were Mitre, Umbro, Diadora, Louisville Slugger, Franklin, Diamond and more.  During the four year tenure as the Chief Operating Officer for A&A, Mr. Lien supervised the development of new manufacturer relations, purchasing, quality control, trade show supervision, as well as developing new customer accounts.  Mr. Lien received his BS in Marketing from Monmouth University in 2006.

Alvin Hao, is co-founder, director, President and Chief Operating Officer Mr. Hao has broad knowledge of the hydroponics industry, including aspects of hardware and years of gardening experience. Mr. Hao is responsible for creating and maintaining corporate infrastructure, oversee daily operations, sales, and financial planning, lead marketing strategy, He received his BS in Business Administration and Marketing from California State University Long Beach in 2007.

Committees

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company will secure Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Family Relationships

No family relationship has ever existed between any director, executive officer of the Company, and any person contemplated to become such.

EXECUTIVE COMPENSATION

Executive Compensation Overview

Historically, our executive compensation program has reflected our growth and development-oriented corporate culture. As of December 31, 2014, the compensation of our executive officers has consisted of a base salary. Our executive officers and all salaried employees are also eligible to receive health and welfare benefits.

As we transition from a private company to a publicly-traded company, we will evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances require. At a minimum, we expect to review executive compensation annually. As part of this review process, we expect the Board of Directors to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees may be in the future performance-based, our executive compensation program will not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs will be designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs will reasonably likely to have a material adverse effect on us.

Summary Compensation Table – 2014

The following table presents information regarding the total compensation awarded to, earned by, and paid to each individual who served as our chief executive officer and Chief Operating Officers at any time during the last completed fiscal year. There were only two individuals who were serving as an executive officers at the end of the last completed fiscal year for services rendered in all capacities to us for the year ended December 31, 2014. These individuals were our named executive officers of Solis Tek Inc. for 2014.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compen-sation	Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total

Alan Lien(1)	2014	$90,000	N/a	N/a	N/a	N/a	N/a	N/a	$90,000
CEO, CFO, Secretary & Treasurer	2013	$52,000	N/a	N/a	N/a	N/a	N/a	N/a	$52,000

Alvin Hao	2014	$90,000	N/a	N/a	0	N/a	N/a	N/a	$90,000
COO, President	2013	$52,000	N/a	N/a	N/a	N/a	N/a	N/a	$52,000

Director Compensation

Employees of the Company who also serve as directors do not receive additional compensation for their performance of services as directors. For 2014, directors of the Company did not receive additional consideration for their service as directors.

Option Plan

There are no stock option plans or common shares set aside for any stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Supplier

The spouse of our Chief Executive Officer and a director of our Company owns a thirty  per cent (30%) interest in a company in China, which as of 2014, is the sole supplier of ballasts to the Company (the balance of ownership in the supplier is owned by non-related parties). Purchases from the related party for the three months ended March 31, 2015 and the years ended December 31, 2014 and 2013 totaled approximately $1,002,000, $4,079,000 and $3,509,000, respectively. Purchase prices from the related party approximate what the Company would have to pay from an independent third party vendor. At December 31, 2013, the related party owed the Company $289,066.  At March 31, 2015 and December 31, 2014, the Company owed the related party $179,017 and $198,195, respectively.

Notes Payable to Officers/Stockholders

On July 1, 2012, the Company entered into notes payable agreements with Alan Lien and Alvin Hao, directors and officers of the Company. The maximum borrowings allowed under each individual note are $200,000.  Through December 31, 2013, each note bore interest at 20% per annum. Beginning on January 1, 2014, the interest rate on the notes was reduced to 8% per annum. The notes are due 30 days after demand. Amounts owed by the Company on the combined note balances were $195,000, $210,000 and $130,000 at March 31, 2015 and December 31, 2014 and 2013, respectively. Interest paid to the officers/stockholders relating to the notes was $36,000 and $3,000 for the years ended December 31, 2014 and 2013, respectively. There was no interest paid during the three months ended March 31, 2015. Interest expense on the notes for the three months ended March 31, 2015 and for the years ended December 31, 2014 and 2013 was $4,031, $17,747 and $31,438, respectively.

Due to Officers/Stockholders

As of March 31, 2015 and December 31, 2014 and 2013, the Company Alan Lien and Alvin Hao, $120,512, $126,011 and $182,348, respectively. Included in the balances were short-term loans from Mr. Lien and Mr. Hao to the Company totaling $3,296, $12,826 and $50,910 as of March 31, 2015 and December 31, 2014 and 2013, respectively. The balances are payable on demand, bear zero interest and are unsecured. The balances also included interest owed on the notes payable described above, which totaled to $17,216, $13,185 and $31,438 at March 31, 2015 and December 31, 2014 and 2013, respectively. Also included is $100,000 of unpaid compensation, which was owed to Messrs. Lien and Hao at March 31, 2015 and December 31, 2014 and 2013.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of two members, who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

We do not have any independent directors. We do not have an audit committee, compensation committee or nominating committee. We currently do not have a code of ethics that applies to our officers, employees and director.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

The Company’s common stock is quoted on the OTCQB under the symbol “CINJ”. There has not been any significant trading to date in the Company’s common stock.

Record Holders

As of June 1, 2015, there were approximately 41 shareholders of record holding a total of 10,777,000 shares of Common Stock. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

RECENT SALES OF UNREGISTERED SECURITIES

Sales by Solis Tek Inc.

During the year ended December 31, 2014, the Company sold a total of 4,575,000 shares of its common stock at $0.25 and at $0.50 per share pursuant to private placement offerings. The gross proceeds from the sale were $1,887,500 and the net proceeds were $1,873,025. At December 31, 2014, there were 24,575,000 shares of common stock issued and outstanding.

During the three months ended March 31, 2015, the Company sold an additional 1,612,000 shares of its common stock at $0.50 per share as part of the private placement offering.  The gross and net proceeds from the sale were $806,000. At March 31, 2015, there were 26,187,000 shares of common stock issued and outstanding.

The foregoing issuances were deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

Sales by Cinjet, Inc.

There were no unregistered securities sold during the past three years.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.  As of June 23, 2015, there were 4,925,333 shares of our Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of Common Stock.

Transfer Agent

Our Transfer Agent and Registrar for our common stock is Action Stock Transfer Corp., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Report is incorporated by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) On December 30, 2014, the Registrant dismissed Kabani & Company, Inc. (“Kabani”) from its role as the independent certifying accountant for the Company.

The audit reports of Kabani on the Company's financial statements for the fiscal year ended December 31, 2013, as restated, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant's 2013 fiscal year and through the date of this Current Report on Form 8-K, (1) there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Kabani, would have caused Kabani to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(b) On December 30, 2014, the Registrant’s Board of Directors approved the engagement of Weinberg & Company, P.A. ("Weinberg"), as the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal year ended December 31, 2014, neither the Company nor anyone acting on its behalf consulted with Weinberg regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Weinberg on the Company's financial statements; (ii) Neither a written report nor oral advice was provided to the  Company by Weinberg that they concluded was an important factor  considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and (iii) The  Company did not consult Weinberg regarding any matter that was either the subject of a "disagreement"  (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related  instructions) or any of the reportable  events set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

See Item 1.01

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

See Item 1.01

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited financial statements of Solis Tek Inc. as of December 31, 2014 and 2013 and the unaudited financial statements for the Quarters ended March 31, 2015 and 2014.

(b)     Pro Forma Financial Information.

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the unaudited pro forma financial statements of Solis Tek Inc and Cinjet, Inc., which give effect to the acquisition by Cinjet, Inc of Solis Tek Inc.as if the transaction had occurred as of January 1, 2015.

(d)     Exhibits

Exhibit No.	Description of Exhibit

2.1*

Agreement of Merger and Plan of Reorganization between Solis Tek Inc., a California corporation, Cinjet, Inc. a Nevada corporation, and CJA Acquisition Corp. a California Corporation dated June 23, 2015

3.1	Articles of Incorporation (1)

3.3	By-Laws (1)

3.4*	Agreement of Merger as filed with the Secretary of State of the State of California on June 24, 2015

10.1*	Amended and Restated Agreement between the Company and GAS Technologies Incorporated dated the 31st day of May, 2015

21.1*	List of Subsidiaries

99.1*	Solis Tek Inc. Audited Consolidated Financial Statements as of December 31, 2014 and 2013, and unaudited financial statements of Solis Tek Inc. for the periods ended March 31, 2015 and 2014

99.2*	Pro Forma Financial Statements

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINJET, INC.

By:

/s/ Alan Lien

Alan Lien

Chief Executive Officer

Date:     June 26, 2015